                                                                  EXECUTION COPY










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                           CONTINENTAL AIRLINES, INC.,

                                   AS ISSUER,

                                       TO

                                 BANK ONE, N.A.,

                                   AS TRUSTEE



                           ---------------------------



                          FIRST SUPPLEMENTAL INDENTURE

                             DATED JANUARY 23, 2002

                    SUPPLEMENTING AND AMENDING THE INDENTURE
                            DATED AS OF JULY 15, 1997



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

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

    Section 1.01.   Definitions...............................................2

    Section 1.02.   Effect of Headings........................................4

    Section 1.03.   Successors and Assigns....................................5

    Section 1.04.   Separability..............................................5

    Section 1.05.   Conflict with Trust Indenture Act.........................5

    Section 1.06.   Benefits of Supplemental Indenture........................5

    Section 1.07.   Application of Supplemental Indenture.....................5

    Section 1.08.   Governing Law.............................................5

                                   ARTICLE II

                                    THE NOTES

    Section 2.01.   Title and Terms...........................................5

                                   ARTICLE III

                               REDEMPTION OF NOTES

    Section 3.01.   Right to Redeem...........................................6

                                   ARTICLE IV

             REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON
                              A CHANGE IN CONTROL

    Section 4.01.   Right to Require Repurchase...............................7

    Section 4.02.   Notices; Method of Exercising Repurchase Right, Etc.......7

                                    ARTICLE V

                               CONVERSION OF NOTES

    Section 5.01.   Conversion Right and Conversion Price.....................9

    Section 5.02.   Exercise of Conversion Right..............................9

    Section 5.03.   Fractions of Shares......................................10

    Section 5.04.   Adjustment of Conversion Price...........................10

    Section 5.05.   Notice of Adjustments of Conversion Price................18

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

    Section 5.06.   Notice Prior to Certain Actions..........................19

    Section 5.07.   Company to Reserve Common Stock..........................19

    Section 5.08.   Taxes on Conversions.....................................20

    Section 5.09.   Covenant as to Common Stock..............................20

    Section 5.10.   Cancellation of Converted Notes..........................20

    Section 5.11.   Effect of Reclassification, Consolidation,
                    Merger or Sale...........................................20

    Section 5.12.   Responsibility of Trustee for Conversion Provisions......21

                                   ARTICLE VI

                                EVENTS OF DEFAULT

    Section 6.01.   Additional Events of Default.............................22

    Section 6.02.   Applicability............................................22

                                   ARTICLE VII

                                  MISCELLANEOUS

    Section 7.01.   Confirmation of Indenture................................22

    Section 7.02.   Concerning the Trustee...................................22

    Section 7.03.   Execution in Counterparts................................23


EXHIBIT A  FORM OF NOTES

                  THIS FIRST SUPPLEMENTAL INDENTURE, dated January 23, 2002, (hereinafter called the "Supplemental Indenture"), is between CONTINENTAL AIRLINES, INC., a Delaware Corporation (hereinafter called the "Company"), and BANK ONE, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Indenture referred to below (hereinafter called the "Trustee").

                                    RECITALS

                  The Company and the Trustee are parties to an Indenture, dated as of July 15, 1997 (the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

                  The Company has duly authorized the creation of a series of its Securities denominated its "4.50% Convertible Notes due 2007" (such Securities being referred to herein as the "Notes").

                  The Company has duly authorized the execution and delivery of this Supplemental Indenture in order to provide for the issuance of the Notes.

                  The Company has requested the Trustee and the Trustee has agreed to join with it in the execution and delivery of this Supplemental Indenture.

                  Section 8.1(7) of the Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture to establish the form and terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Indenture.

                  The Company has determined that this Supplemental Indenture complies with Section 8.1(7) and does not require the consent of any Holders of Securities. On the basis of the foregoing, the Trustee has determined that this Supplemental Indenture is in form satisfactory to it.

                  The Company has furnished the Trustee with an Officers' Certificate and an Opinion of Counsel complying with the requirements of Section
8.4 of the Indenture, stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Supplemental Indenture, together with such other documents as may have been required by
Section 3.3 of the Indenture.

                  All things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done. The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.

                  The Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the

Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

                  NOW THEREFORE:

                  It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 1.01. Definitions. For all purposes of the Indenture and this Supplemental Indenture as they relate to the Notes, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article;

                  (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (c) capitalized terms used but not defined herein are used as they are defined in the Indenture.

                  "Change in Control" means:

                  (i) the occurrence of a Non-Stock Fundamental Change; or

                  (ii) the acquisition by any Person (including any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Supplemental Indenture) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 90% or more of the total voting power of all shares of capital stock of the Company that are entitled to vote generally in elections of directors, unless such beneficial ownership results from, or arises in connection with, a Common Stock Fundamental Change;

         provided, however, that a Change in Control shall not be deemed to have occurred if either (a) the Closing Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (ii) of this definition) or a period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause (i) of this definition) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day, or (b) all of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change In Control consists of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Notes become convertible solely into such common stock (excluding cash payments relating to fractional shares).

                  "Closing Price" of any security on any date of determination means:

                  (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on The New York Stock Exchange on such date;

                  (2) if such security is not listed for trading on The New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

                  (3) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

                  (4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                  (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

                  "Common Stock" means the Company's Class B common stock, par value $0.01 per share, as it exists on the date of this Supplemental Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time shares of more than one such resulting class shall be issued and outstanding, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the number of shares of all such classes resulting from all such reclassifications.

                  "Common Stock Fundamental Change" means any Fundamental Change in which more than 25% of the value, as determined in good faith by the Board of Directors, of the consideration received by holders of Common Stock consists of common stock that on or prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq Stock Market; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either:

                  (i) the Company continues to exist after the occurrence of the Fundamental Change and the Outstanding Notes continue to exist as Outstanding Notes, or

                  (ii) not later than the occurrence of such Fundamental Change, the Outstanding Notes are converted into or exchanged for notes of a corporation succeeding to the business of the Company (whether by operation of law or otherwise), which notes have terms substantially similar to the Notes.

                  "Conversion Agent" means any Person authorized by the Company to convert the Notes in accordance with Article V of this Supplemental Indenture.

                  "Conversion Price" has the meaning indicated in Section 5.01 of this Supplemental Indenture.

                  "Entitlement Date" means the record date for determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with a Fundamental Change or, if there is no record date, the date on which holders of Common Stock will have the right to receive such securities, cash or other property.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property. Purchases of Common Stock by the Company pursuant to a stock buyback program shall not constitute a Fundamental Change.

                  "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

                  "Notes" has the meaning indicated in the recitals of this Supplemental Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Trading Day" means:

                  (1) if the applicable security is listed or admitted for trading on The New York Stock Exchange or another national security exchange, a day on which The New York Stock Exchange or such other national security exchange is open for business;

                  (2) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

                  (3) if the applicable security is not so listed, admitted for trading or quoted, a day on which the applicable security is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for such security are available.

                  "Underwriters" means Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "Underwriters' Option" means the option of the Underwriters set forth in Section 2(b) of the Underwriting Agreement.

                  "Underwriting Agreement" means the underwriting agreement dated January 16, 2002 among the Company and the Underwriters.

                  SECTION 1.02. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 1.03. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 1.04. Separability. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1.05. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provisions shall control.

                  SECTION 1.06. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

                  SECTION 1.07. Application of Supplemental Indenture. This Supplemental Indenture shall take effect on the date hereof, and shall apply only to the Notes. This Supplemental Indenture shall have no effect on any other Securities, whether originally issued prior to the date hereof or thereafter. If any provision of this Supplemental Indenture is inconsistent with any provision of the Indenture, then, to the extent permitted by the Indenture, the provision in this Supplemental Indenture shall control.

                  SECTION 1.08. Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   ARTICLE II

                                    THE NOTES

                  SECTION 2.01. Title and Terms. There is hereby created under the Indenture a series of Securities known and designated as the "4.50% Convertible Notes due 2007" of the Company. The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is limited to $175,000,000 (plus any additional amount of Notes issued upon the exercise of the Underwriters' Option, which additional amount may not exceed $26,250,000), except for Notes authenticated and delivered upon re-registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to
Section 3.4, 3.5, 3.6, 8.6 or 10.7 of the Indenture or Section 4.02(e) or 5.02 of this Supplemental Indenture.

                  The Stated Maturity for payment of principal of the Notes shall be February 1, 2007, and the Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 4.50% of the principal amount per annum, from January 23, 2002, or the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal amount thereof is paid at Maturity and at the rate of 4.50% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. Interest on the Notes shall be payable semi-annually in arrears on February 1 and August 1 each year (each, an "Interest Payment Date"), commencing August 1, 2002, to the Persons in whose names the Notes (or any Predecessor Securities) are registered at the close of business on the January 15 or July 15 immediately preceding such Interest Payment Date. Except as provided in this paragraph, if a Holder converts its Notes into Common Stock on any day other than an Interest Payment Date, such Holder shall receive no interest that has accrued but is unpaid on such Notes. A Holder who converts a Note after a Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, shall be entitled to receive on the Interest Payment Date interest accrued and paid on such Note (if such Holder was the Holder of such Note on such Regular Record Date), notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Notes for conversion, such Holder must pay to the Company an amount equal to the interest that has accrued and will be paid on the Interest Payment Date on the Note being converted. However, the preceding sentence shall not apply to Notes that are converted after being called by the Company for redemption pursuant to Article III of this Supplemental Indenture or being subject to repurchase pursuant to Article IV of this Supplemental Indenture.

                  The Notes shall be initially issued in the form of one or more global Notes and the Depositary for the Notes shall be The Depository Trust Company, New York, New York.

                  The Notes shall not be subject to any sinking fund.

                  The Notes shall be issuable in denominations of $1,000 and integral multiples thereof.

                  The Notes shall not be issued as Original Issue Discount Securities.

                  The form of Notes attached hereto as Exhibit A is hereby adopted as a form of Securities of a series that consists of Notes. Certain terms of the Notes are set forth in the form of the Notes.

                  With respect to the Notes only and for the benefit only of the Holders thereof, the failure on the part of the Company to observe or perform any of the covenants or agreements on the part of the Company in this Supplemental Indenture not otherwise specified in Section 5.1 of the Indenture shall be an additional Event of Default with respect to the Notes as if and, for all purposes under the Indenture, to the same extent as if the same were specified in Section 5.1(3) of the Indenture.

                                  ARTICLE III

                               REDEMPTION OF NOTES

                  SECTION 3.01. Right to Redeem. At any time on or after February 5, 2005, the Company may redeem some or all of the Notes on at least 30 but not more than 60 days' notice given in accordance with Section 10.4 of the Indenture, at the following Redemption Prices (expressed in percentages of the principal amount).

                          During the Period Commencing          Redemption Price
                          ----------------------------          ----------------
                  February 5, 2005 through January 31, 2006         101.80%
                  February 1, 2006 through January 31, 2007         100.90%

                  The notice of redemption shall state, in addition to the information required by Section 10.4 of the Indenture, the Conversion Price, the date on which the right to convert the Notes will terminate and the places where the Notes may be surrendered for conversion.

                  In addition, the Company shall pay interest on the Notes being redeemed. This interest shall include interest accrued and unpaid to, but excluding, the Redemption Date. If the Redemption Date is an Interest Payment Date, the Company shall pay interest on the Notes being redeemed to the Holder of record thereof on the Regular Record Date immediately preceding such Interest Payment Date. If the Redemption Date is a date between a Regular Record Date and the corresponding Interest Payment Date, the Company shall pay interest on the Notes being redeemed to the Holder who surrenders such Notes for redemption.

                                   ARTICLE IV

                     REPURCHASE OF SECURITIES AT THE OPTION
                       OF HOLDERS UPON A CHANGE IN CONTROL

                  SECTION 4.01. Right to Require Repurchase. In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 4.02) at a purchase price equal to

100% of the principal amount of the Notes to be repurchased (the "Repurchase Price") plus interest, if any, accrued but unpaid to, but excluding, the Repurchase Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date according to their terms and the provisions of Section 3.7 of the Indenture. In the event that the Repurchase Date is a date between a Regular Record Date and the corresponding Interest Payment Date, the Company shall pay interest on the Notes being repurchased to the Holder who surrenders such Notes for repurchase. Any reference herein, in any context, to the principal of any Note as of any time, shall be deemed to include a reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision hereof shall not be construed as excluding the Repurchase Price in such provision when such express mention is not made.

                  SECTION 4.02. Notices; Method of Exercising Repurchase Right, Etc. (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Notes, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Notes, in the manner provided in
Section 1.6 of the Indenture, notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

                  Each Company Notice shall describe such Change in Control, shall state that as a result of the occurrence of such Change in Control the Holder has the right to require the Company to repurchase the Holder's Notes in whole or in part and shall state:

                  (i) the Repurchase Date,

                  (ii) the date by which the repurchase right must be exercised pursuant to Section 4.02(b),

                  (iii) the Repurchase Price,

                  (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Notes are to be surrendered for payment of the Repurchase Price and accrued and unpaid interest, if any, to, but excluding, the Repurchase Date,

                  (v) that on the Repurchase Date the Repurchase Price, and accrued and unpaid interest, if any, will become due and payable upon each such Note designated by the Holder to be repurchased (unless such Holder exercises its right to convert such Note pursuant to Article V of this Supplemental Indenture), and that interest thereon shall cease to accrue on and after said date with respect to any Note designated by the Holder to be repurchased,

                  (vi) the Conversion Price then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where such Notes may be surrendered for conversion, and

                  (vii) the place or places that the notice described in Section 4.02(b) shall be delivered, and the form of such notice.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

                  If any of the foregoing provisions or other provisions of this Article are inconsistent with applicable law, such law shall govern.

                  (b) To exercise a repurchase right, a Holder shall deliver to the Trustee or any Paying Agent on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Notes with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to revoke such election by converting the Notes with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

                  (c) If the Holder of a Note exercises a repurchase right in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee or the Paying Agent the Repurchase Price in cash for payment to such Holder on the Repurchase Date together with accrued and unpaid interest, if any, to but excluding the Repurchase Date payable with respect to the Notes as to which such Holder has exercised the repurchase right; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date, in each case according to the terms and provisions of Article Three of the Indenture.

                  (d) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 4.50% per annum, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

                  (e) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

                                   ARTICLE V

                               CONVERSION OF NOTES

                  SECTION 5.01. Conversion Right and Conversion Price. Subject to and upon compliance with the provisions of this Article V, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day immediately preceding Maturity.

                  In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change in Control for which the Holder exercises its repurchase right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Repurchase Date; provided, however, that if a Holder has previously given notice of the Holder's exercise of its repurchase right with respect to such Note, such notice shall be deemed withdrawn in connection with any such conversion.

                  The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially equal to $40 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (1) of
Section 5.04 of this Supplemental Indenture.

                  SECTION 5.02. Exercise of Conversion Right. The Company shall maintain or cause to be maintained in the Borough of Manhattan, the City of New York, an office or agency where Notes may be presented for conversion (the "Conversion Agent").

                  To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Notes as set forth in Exhibit A hereto to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

                  Notes surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall (except in the case of any Note or portion thereof which has been called for redemption on a Redemption Date or is subject to repurchase on a Repurchase Date prior to such Interest Payment Date and, as a result, the right to convert such Note with respect to which redemption or repurchase rights have been exercised would terminate during such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion. The interest so payable on such Interest Payment Date in respect of such Note (or portion thereof) surrendered for conversion shall be paid to the Holder of such Note as of such Regular Record Date.

                  Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 5.03 of this Supplemental Indenture.

                  In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

                  The Company hereby initially appoints the Trustee as the Conversion Agent.

                  SECTION 5.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day immediately preceding the date of conversion.

                  SECTION 5.04. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

                  (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 5.04(g)) fixed for such determination, and

                  (ii) the denominator of which shall be the sum of such number of shares referenced in clause (i) immediately above and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 5.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 5.04(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 5.04(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common

Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                  (i) are deemed to be transferred with such shares of Common Stock;

                  (ii) are not exercisable; and

                  (iii) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed (and no adjustment to the Conversion Price will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion
Price:

         (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

         (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, securities or capital stock (including dividends or other distributions of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company), cash or other assets, excluding (1) any dividend or distribution to which Section 5.04(a) applies, (2) any rights or warrants referred to in Section 5.04(c), (3) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 5.04(b) or
Section 5.11 of this Supplemental Indenture applies and (4) dividends and distributions paid exclusively in cash, then, in each such case, unless otherwise provided in this Section 5.04(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 5.04(g)) with respect to such distribution by a fraction:

                  (i) the numerator of which shall be the Current Market Price (determined as provided in Section 5.04(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution filed with the Trustee) on such date of the portion of the evidence of indebtedness, security, capital stock, cash or other assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

                  (ii) the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of assets such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 5.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 5.04(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

                  (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 5.11 of this Supplemental Indenture applies or as part of a distribution referred to in
Section 5.04(d) of this Supplemental Indenture), in an aggregate amount that, combined together with:

                  (1) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 5.04(e) has been made, and

                  (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution filed with the Trustee) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 5.04(f) of this Supplemental Indenture has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in Section 5.04(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, unless otherwise provided in this Section 5.04(e), immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                  (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
         (x) the excess of such combined amount over such 12.5% divided by (y) the number of shares of Common Stock outstanding on the Record Date, and

                  (ii) the denominator of which shall be equal to the Current Market Price on such date.

However, in the event that the excess of such combined amount over such 12.5% applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

                  (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution filed with the Trustee), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 5.04(f) has been made, and

                  (2) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 5.04(e) has been made, exceeds 12.5% of the product of the Current Market Price (determined as provided in Section 5.04(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the date of the Expiration Time, and

                  (ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to the stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the date of the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 5.04(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 5.04(f). Notwithstanding the foregoing, purchases pursuant to a stock buyback program shall not constitute a tender offer for such purposes.

                  (g) For purposes of this Section 5.04, the following terms shall have the meanings indicated:

                  (1) "Current Market Price" means the average of the daily Closing Prices per share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex" date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

                  (2) "fair market value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

                  (3) "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 5.04(a), (b), (c), (d), (e) or
(f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 5.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

                  (j) In any case in which this Section 5.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
(ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 5.03 of this Supplemental Indenture.

                  (k) For purposes of this Section 5.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, other than Common Stock issued in respect of Common Stock.

                  (l) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Note is converted, the Holder of the Note who converts such Note after the distribution date shall not be entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion (unless the Company elects to issue such rights to such Holder); provided, however, that an adjustment shall be made to the Conversion Price pursuant to clause 5.04(c) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion (unless the Company elects to issues such rights to such Holder). If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

                  SECTION 5.05. Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 5.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and the Conversion Agent if other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

                  SECTION 5.06. Notice Prior to Certain Actions. In case at any time after the date of this Supplemental Indenture:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

                  (2) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

                  (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

                  (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Conversion Agent, and shall cause to be provided to the Trustee and all Holders, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                           (A) the date on which a record is to be taken for the
                  purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

                           (B) the date on which such reclassification, merger,
                  consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

                  Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 5.06.

                  The Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes and shall cause to be provided to all Holders in accordance with Section 1.6 of the Indenture, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

                  SECTION 5.07. Company to Reserve Common Stock. The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Notes.

                  SECTION 5.08. Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

                  SECTION 5.09. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in
Section 5.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                  SECTION 5.10. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered by the Conversion Agent to the Trustee to be canceled and thereafter destroyed as provided in Section 3.9 of the Indenture.

                  SECTION 5.11. Effect of Reclassification, Consolidation, Merger or Sale. If any of following events occur:

                  (i) any reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (ii) any merger, consolidation, statutory share exchange or combination of the Company with another Corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or

                  (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which the Holder would have been entitled to receive upon such reclassification, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Note been converted into Common Stock immediately prior to such reclassification, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the holder of such Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 5.11 the kind and amount of securities, cash or other property receivable upon such reclassification, merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. If, in the case of any such reclassification, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Corporation other than the successor or purchasing Corporation, as the case may be, in such reclassification, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Securities Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section shall similarly apply to successive mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 5.11 applies to any event or occurrence,
Section 5.04 of this Supplemental Indenture shall not apply.

                  SECTION 5.12. Responsibility of Trustee for Conversion Provisions. The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any other supplemental indenture provided to be employed, in making the same. Neither the Trustee nor the Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and the Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Additional Events of Default. (a) An Event of Default under this Supplemental Indenture shall occur with respect to the Notes if (regardless of the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the Company defaults in its obligation to provide a Company Notice in accordance with Section 4.02 of this Supplemental Indenture; or

                  (2) the Company defaults in its obligation to repurchase the Notes following the valid exercise by any Holder of such Holder's repurchase rights upon the occurrence of a Change in Control.

                  (b) The Events of Default provided for by Section 6.01(a) of this Supplemental Indenture shall be in addition to those contained in Section
5.1 of the Indenture, and shall be considered an Event of Default for purposes of Section 5.1(6) thereof.

                  SECTION 6.02. Applicability. This Article VI shall be subject to the provisions of Sections 1.07 and 2.01 of this Supplemental Indenture.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. Confirmation of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all other indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

                  SECTION 7.02. Concerning the Trustee. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture.

                  The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same, except for the recital indicating the Trustee's approval of the form of this Supplemental Indenture. The Trustee makes no representation as to the validity of this Supplemental Indenture.

                  The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Supplemental Indenture.

                  SECTION 7.03. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          CONTINENTAL AIRLINES, INC.



                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:


Attest:


-------------------------------------
Name:
Title:



                                          BANK ONE, N.A.,
                                            as Trustee



                                          By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                                  FORM OF NOTE

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           Continental Airlines, Inc.

                         4.50% Convertible Note due 2007

CUSIP No. 210795 PD 6           $_______________

         Continental Airlines, Inc., a Delaware Corporation (the "Company," which term includes any successor Corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or its registered assigns, the principal sum of ________________ Dollars ($_____________) [or such greater or lesser amount as is indicated on the Schedule of Exchanges attached hereto](1) on February 1, 2007.

         Interest Payment Dates: February 1 and August 1, commencing August 1, 2002 Regular Record Dates: January 15 and July 15

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.













--------------
(1)   This phrase should be included only if the Note is issued in global form.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal manually or by facsimile by its duly authorized officers.

                                          Continental Airlines, Inc.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


Attest:


By:
   ----------------------------------


Trustee's Certificate of Authentication

This is one of the 4.50% Convertible Notes due 2007 issued under the within-named Indenture.

BANK ONE, N.A.,
as Trustee



By:
   ----------------------------------
    Authorized Signatory

Dated:  January 23, 2002

                                 REVERSE OF NOTE

                           Continental Airlines, Inc.

                         4.50% Convertible Note due 2007

         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       Principal and Interest.
         ----------------------

         Continental Airlines, Inc., a Delaware Corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 4.50% per annum from January 23, 2002, or the most recent Interest Payment Date to which interest has been duly paid or provided for until repayment at Stated Maturity, redemption or repurchase. The Company will pay interest on this Note semiannually in arrears on February 1 and August 1 of each year, commencing August 1, 2002.

         The Company shall pay interest (including post-petition interest in any proceeding under Title 11, U.S.C., or any similar federal or state law for the relief of debts) on overdue principal on this Note and premium, if any, from time to time on demand at the rate per annum specified in the next preceding paragraph, and it shall pay interest (including post-petition interest in any proceeding under Title 11, U.S.C., or any similar federal or state law for the relief of debts) on overdue installments of interest hereon (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         Except as provided in this paragraph, if a Holder converts its Notes into Common Stock on any day other than an Interest Payment Date, such Holder shall receive no interest that has accrued but is unpaid on such Notes. A Holder who converts a Note after a Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, shall be entitled to receive on the Interest Payment Date interest accrued and paid on such Note (if such Holder was the Holder of such Note on such Regular Record Date), notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Notes for conversion, such Holder must pay to the Company an amount equal to the interest that has accrued and will be paid on the Interest Payment Date on the Note being converted. However, the preceding sentence shall not apply to Notes that are converted after being called by the Company for redemption or being subject to repurchase.

         The Holder must surrender this Note to a Paying Agent to collect payment of principal.

2.       Method of Payment.
         -----------------

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Principal of, and premium, if any, and interest on, global Notes will be payable to the Depositary in immediately available funds.

         Principal and premium, if any, on definitive securities will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on definitive securities will be payable by (i) Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

3.       Paying Agent, Conversion Agent and Registrar.
         --------------------------------------------

         Initially, Bank One, N.A., the Trustee under the Indenture, will act as Paying Agent, Conversion Agent and Registrar. The Company may change the Paying Agent, Conversion Agent or Registrar without notice to any Holder.

4.       Indenture.
         ---------

         This Note is one of a duly authorized issue of Securities of the Company designated as its 4.50% Convertible Notes due 2007 (the "Notes"), issued under an Indenture, dated as of July 15, 1997, as supplemented by the First Supplemental Indenture dated January 23, 2002 (the "Indenture"), between the Company and Bank One, N.A., as trustee (the "Trustee"). The terms of the
Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Note is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are unsubordinated, unsecured obligations of the Company, initially limited to $175,000,000 aggregate principal amount (plus any additional amount of Notes issued upon the exercise of the Underwriters' Option, which additional amount may not exceed $26,250,000). The Indenture does not limit other debt of the Company, secured or unsecured.

5.       Optional Redemption.
         -------------------

         At any time on or after February 5, 2005, the Company may redeem some or all of the Notes on at least 30 but not more than 60 days' notice, at the following Redemption Prices (expressed in percentages of the principal amount).

         During The Period Commencing                     Redemption Price
         ----------------------------                     ----------------
         February 5, 2005 through January 31, 2006........    101.80%
         February 1, 2006 through January 31, 2007........    100.90%

In addition, the Company shall pay accrued and unpaid interest to the Redemption Date on the Notes being redeemed.

         Notes in original denominations larger than $1,000 may be redeemed in part. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Note so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Note). Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

         On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

         Notice of redemption will be given by or on behalf of the Company to the Holders as provided in the Indenture.

6.       Repurchase Right Upon a Change in Control.
         -----------------------------------------

         In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof, on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice at a purchase price equal to 100% of the principal amount of the Notes to be repurchased (the "Repurchase Price") plus interest, if any, accrued and unpaid to the Repurchase Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7 of the Indenture.

         A notice will be given by or on behalf of the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Trustee a written notice in the form attached to this Note.

7.       Conversion Rights.
         -----------------

         Subject to and upon compliance with the provisions of the Indenture, each Holder of Notes is entitled, at such Holder's option, at any time before the close of business on the Business Day immediately preceding Maturity, to convert the Holder's Notes (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.

         In the case of a Note (or a portion thereof) called for redemption, such conversion right in respect of the Note (or such portion thereof) so called, shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change in Control for which the Holder exercises its repurchase right with respect to a Note (or a portion thereof), such conversion right in respect of the Note (or portion thereof) shall expire at the close of business on the Business Day immediately preceding the Repurchase Date.

         The Conversion Price shall be initially equal to $40 per share of Common Stock. The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

         To exercise the conversion right, the Holder must surrender this Note (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company in the form attached to this Note.

         No fractional shares of Common Stock will be issued upon conversion of any Notes. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Notes, the Company shall pay a cash adjustment as provided in the Indenture.

8.       Events of Default and Remedies.
         ------------------------------

         If any Event of Default with respect to the Notes shall occur and be continuing, including any Event of Default specific to the Notes as set forth in
Article VI of the Supplemental Indenture, the principal amount of all the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

9.       Amendments and Waivers.
         ----------------------

         The Company and the Trustee may, subject to certain exceptions as therein provided, enter into an indenture or indentures supplemental to the Indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any other indenture supplemental thereto or to modify the rights of the Holders of Securities of any series with the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series adversely affected by such supplemental indenture.

         The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

10.      Denominations; Transfer; Exchange.
         ---------------------------------

         The Notes are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

         In the event of a redemption in part, the Company will not be required
(a) to register the transfer of, or exchange, Notes for a period beginning 15 days immediately preceding any selection of Notes for such redemption and ending on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be redeemed, or (b) to register the transfer of, or exchange, any such Notes, or portion thereof, called for redemption.

         In the event of redemption, conversion or repurchase of the Notes in part only, a new Note or Notes for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

11.      Persons Deemed Owners.
         ---------------------

         The registered Holder of this Note shall be treated as its owner for all purposes.

12.      Abbreviations.
         -------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COMMITTEE (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian) and U/G/M/A (=Uniform Gifts to Minors
Act).

13.      CUSIP Numbers.
         -------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused a CUSIP number to be printed on this Note and the Trustee may use CUSIP numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

14.      Governing Law.
         -------------

                  The Indenture and this Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                            Your Name:
      --------------------------             -----------------------------------

                                  (Print your name exactly as it appears
                                  on the face of this Note)

                                  Your Signature:
                                                 -------------------------------

                                  (Sign exactly as your name appears on
                                  the face of this Note)

                                  Signature Guarantee(2):
                                                        ------------------------










---------------------
(2) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                CONVERSION NOTICE

--------------------------------------------------------------------------------
TO:           Continental Airlines, Inc.
              Dept. HQSFN
              1600 Smith Street
              Houston, Texas 77002
--------------------------------------------------------------------------------

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.


Dated:                             Your Name:
      ---------------------------             ----------------------------------

                                   (Print your name exactly as it appears on the face of this Note)

                                   Your Signature:
                                                   -----------------------------
                                   (Sign exactly as your name appears on the face of this Note)

                                   Signature Guarantee(3):
                                                          ----------------------
                                   Social Security or other Taxpayer
                                   Identification Number:
                                                         -----------------------

         Principal amount to be converted (if less than all): $
                                                               -----------------




---------------------
(3) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Notes (if to be delivered) other than to and in the name of the registered Holder:


-----------------------------------
(Name)


-----------------------------------
(Street Address)


-----------------------------------
(City, State and Zip Code)


-----------------------------------
(Taxpayer Identification Number)

                     NOTICE OF EXERCISE OF REPURCHASE RIGHT

--------------------------------------------------------------------------------
TO:           Continental Airlines, Inc.
              Dept. HQSFN
              1600 Smith Street
              Houston, Texas 77002
--------------------------------------------------------------------------------

                  The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Continental Airlines, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, together with interest accrued and unpaid to, but excluding, such date, to the registered Holder hereof, in cash, unless a different name has been indicated below. If any portion of this Note not repurchased are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:                             Your Name:
      ---------------------------             ----------------------------------

                                   (Print your name exactly as it appears on the face of this Note)

                                   Your Signature:
                                                  ------------------------------
                                   (Sign exactly as your name appears on
                                   the face of this Note)

                                   Signature Guarantee(4):
                                                          ----------------------

                                   Social Security or other Taxpayer
                                   Identification Number:
                                                          ----------------------

         Principal amount to be repurchased (if less than all): $
                                                                  --------------





--------------------------
(4) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for cash payment and Notes (if to be delivered) other than to and in the name of the registered Holder:


-----------------------------------
(Name)


-----------------------------------
(Street Address)


-----------------------------------
(City, State and Zip Code)

                            SCHEDULE OF EXCHANGES(5)

         The following exchanges, redemptions, repurchases or conversions of a part of this Global Security for Definitive Notes have been made:


                                                                          Principal Amount of this     Signature of
                          Amount of decrease in   Amount of increase in       Global Security           authorized
                           Principal Amount of     Principal Amount of    Following such decrease      signatory of
Date of Transaction       this Global Security    this Global Security        (or increase)               Trustee
-------------------       ---------------------   ---------------------   -----------------------      ------------









--------------------------
(5) This schedule should be included only if the Note is issued in global form.